                                                                   EXHIBIT 22.1

                          SUBSIDIARIES OF REGISTRANT

 1. Saddleback Inns of America, a California corporation.
 2. Standard Pacific Savings, F.A., a Federally chartered stock savings and loan association.
 3. Standard Pacific Financing, Inc., a California corporation.
 4. SPS Affiliates, Inc., a subsidiary of Standard Pacific Savings, F.A. and a California corporation.
 5. Standard Pacific Financing, L.P., a Delaware limited partnership in which the registrant owns a 99% interest in all profits, losses, credits and distributions.
 6. Standard Pacific of Texas, Inc., a Delaware corporation.
 7. StanPac Corp., a Delaware corporation.
 8. Standard Pacific of Fullerton, Inc., a Nevada corporation.
 9. Standard Pacific of Orange County, Inc., a Nevada corporation.
10. Family Lending Services, Inc., a subsidiary of Standard Pacific Savings, F.A. and a Delaware corporation.
11. Eagle Ridge Development Company LLC, a California limited liability company in which the registrant has a 50% ownership interest.
12. Parkridge Partners, a California general partnership in which the registrant has a 50% ownership interest.
13. Pacific Ridge Partners, a California general partnership in which the registrant has a 50% ownership interest.
14. StanPac Development Company, LLC, a Delaware limited liability company in which the registrant has a 50% ownership interest.
15. Drees-Standard Pacific No. I, L.C., a Texas limited liability company in which the registrant has a 50% ownership interest.

Neither the subsidiaries nor the partnerships in which the registrant has an interest have done business under names other than their own, wih the exception of the following:

 1. Standard Pacific of Orange County, a division of Standard Pacific Corp.
 2. Standard Pacific of San Diego, a division of Standard Pacific Corp.
 3. Standard Pacific of Ventura, a division of Standard Pacific Corp.
 4. Standard Pacific of Northern California, a division of Standard Pacific
    Corp.
 5. Standard Pacific of Dallas, a division of Standard Pacific of Texas, Inc.
 6. Standard Pacific of Houston, a division of Standard Pacific of Texas, Inc.
 7. Standard of Texas, a division of Standard Pacific of Texas, Inc.
 8. Standard Pacific Homes.
 9. Standard Pacific.